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                                                                   EXHIBIT 10.25


                                PROMISSORY NOTE

$ 75,000                                                    Cary, North Carolina

                                                               January ___, 2001



FOR VALUE RECEIVED, Paul Rampel (hereafter, the "Maker") promises to pay to the order of Level 8 Systems, Inc., a Delaware corporation (hereafter, the "Lender"), at 8000 Regency Parkway, Cary, North Carolina 27511, or at such place as the Lender may designate and notify the Maker, without grace except as expressly provided herein, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private, Seventy Five Thousand and No/100 Dollars ($75,000.00), together with simple interest accruing daily for the actual number of days elapsed (including the first but not the last) at 1/365th of the annual rate of interest stated below subject to adjustment as provided below:

INTEREST RATE:
Interest shall accrue on the daily unpaid principal balance from the date hereof until paid in full at ten percent (10%) per annum rate of interest.

PAYMENTS:
All amounts payable hereunder shall be due and payable as follows:

Optional prepayments may be made by the Maker in whole or in part at any time and from time to time without premium or penalty. The principal balance and all accrued interest thereon is due and payable in one (1) payment due on January __, 2002.

INTEREST AND CHARGES: The only charge imposed by the Lender for the use of money in connection with the loan evidenced by this note is and shall be the interest expressed in this note, at the rate set forth in this note which rate of interest at the date hereof expressed in simple interest terms is ten percent (10%) per annum. Commencing on the date of maturity of the note (whether by acceleration or otherwise) interest shall accrue on the outstanding principal balance of the note at the applicable interest rate which otherwise would be in effect thereunder, plus two percent (2%). No matter how the interest rate is computed, it will never be higher than the highest rate allowed by law.

SECURITY INTEREST: This Note is secured by that certain Pledge Agreement of even date herewith in favor of Lender, pledging to Lender, and granting a security interest in, certain capital stock of Level 8 Systems, Inc. held by Maker.

ACCELERATION: Repayment of this note shall accelerate upon the occurrence of the death of the Maker or upon the termination of Maker's employment with the Company whether voluntarily or for or without cause, in which case the unpaid principal balance and all accrued but unpaid interest thereon shall become due and payable in full on the 10/th/ day after the day on which one of
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the above occurs. Notwithstanding the above, Maker agrees to remain in the employee of Lender during the term of this Note and for any period during which any amounts remain due under this Note so long as Lender continues to desire Maker's employment with Lender.

SET-OFF: The Lender has the right to set off any amount the Maker owes the Lender under this note and that is then due and payable against any right the Maker has to receive money from the Lender.

DEFAULT: The Maker will be in default if any one or more of the following occur (each an "Event of Default"):

     (1) the Maker fails to make a payment on time or in the amount due, which failure continues uncured ten (10) days after Maker's receipt of written notice from the Lender specifying such failure; or

     (2) Maker leaves the employee of Lender during the term of this Note or at any time during which an amount remains due under this Note; or

     (3) the Maker goes into bankruptcy, whether through the Maker's own choice or not, or makes an assignment for the benefit of creditors, or admits his inability to pay his debts as they become due.

REMEDIES:  If an Event of Default occurs, the Lender has the following remedies:

     (1) the Lender may, without further notice, accelerate the due date on this note and all unpaid principal, interest, and all other charges immediately shall be due and payable;

     (2) the Lender may set-off this debt against any right the Maker has to the payment of money from the Lender, including salary due Maker;

     (3) the Lender may demand security or that new parties become obligated to pay this note;

     (4) the Lender may make use of any remedy the Lender has under state or federal law; and

     (5) the Lender may make use of any remedy given to the Lender in any agreement securing or entered into in connection with this note.

     By selecting any one or more of these remedies the Lender does not give up his right to later use any other remedy. By deciding not to use any remedy should the Maker default, the Lender does not waive his right to later consider the event an Event of Default if it happens again.

WAIVER: The Maker gives up his rights to require the Lender to do certain things. The Maker will not require the Lender to:

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     (1)  except as expressly provided in this note, demand payment of amounts due (presentation);

     (2)  obtain official certification of nonpayment (protest); or

     (3) except as expressly provided in this note, give notice that amounts due have not been paid (notice of dishonor).

ATTORNEYS' FEES: If the Maker defaults, the Maker will pay all of the Lender's reasonable expenses in the collection of this note including reasonable, documented attorney's fees actually incurred by the Lender, if this note is collected by law or through an attorney at law.

ADDITIONAL PARTIES AND SECURITY: The Lender may sue the Maker, or any one else who is obligated on this note, to collect this note. The Lender may, without notice, release any cosigner, release or substitute secured property, fail to perfect any security interest or otherwise impair the secured property, or waive any right the Lender may have against any one obligated on this note and the Maker will still be obligated to pay this note. Extending new credit or renewing or modifying this note will not affect the Maker's duty to pay this note. If any one obligated on this note has his or her obligation discharged in bankruptcy, this fact will not affect the obligation of any other person who has agreed to pay this note.

INVESTMENT INTENT: By accepting this note, the Lender represents and warrants that the Lender is acquiring this note for the Lender's own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to the Lender's right in the future to dispose of this note or to foreclose on the collateral securing this note, in accordance with such laws.

APPLICABLE LAW: This note shall be governed by and construed under the internal laws of the State of North Carolina.

NOTICE: Time is of the essence of this note. All notices and other communications hereunder shall be in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, or facsimile transmission and shall be deemed received when actually received by the addressee or, if sooner, in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next business day after delivery to the courier, and in the case of facsimile transmission, upon transmittal if during regular business hours at the destination or at the open of the next business day, provided that in the case of notices to the Lender, notice shall be deemed to have been given only when such notice is actually received by the Lender.

Notices to either party shall be sent to it at the address set forth below, or any other address of which such party notifies all the other parties in writing.

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If to Maker:   Paul Rampel
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               ________________________
               ________________________
               ________________________
               Fax:____________________



If to Lender:  Level  8 Systems, Inc.
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               8000 Regency Parkway
               Cary, North Carolina  27511
               Attn: Steven Dmiszewicki
               Fax: (919) 461-2690


IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this note as of the date hereof.


                                                      __________________________
                                                      Dennis McKinnie

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